Amending Deed – New Convertible Notes

CBD Energy Limited

ACN 010 966 793

Each entity listed in Schedule 1

Wind Farm Financing Pty Limited

ACN 165 836 760

Wind Farm Financing Pty Limited

ACN 165 836 760
in its capacity as attorney for Sligo Investments Limited and Brio Capital, L.P. pursuant to section 8.21 of the Facility Agreement

Sydney
Level 16, 321 Kent Street, Sydney NSW 2000
PO Box Q1164, QVB Post Office, Sydney NSW 1230
t: +61 2 9373 3555 | f: +61 2 9373 3599 | DX 282 | www.sparke.com.au
adelaide | brisbane | canberra | melbourne | newcastle | perth | sydney | upper hunter

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Contents

Parties		3
Background		3
Operative part		4
1	Definitions and interpretation	4
2	Subscription of New Convertible Notes	5
3	Status of New Convertible Notes	6
4	Costs	6
5	Remaining provisions unaffected	6
6	Affirmation	7
7	Facility Document	7
8	Counterparts	7
9	Attorneys	7
10	Governing law and jurisdiction	7
Schedule 1 Obligors
Schedule 2 Note holder consent
Schedule 3 Table of commitment

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Amending Deed – New Convertible Notes

Date

Parties

Name	CBD Energy Limited ACN 010 966 793 (Borrower)

Address

Each entity listed in Schedule 1 (Guarantors)

Name	Wind Farm Financing Pty Limited ACN 165 836 760 (Windfarm)

Address	First Floor, 160 Pitt Street Mall, Sydney NSW 2000

Name	Wind Farm Financing Pty Limited ACN 165 836 760 in its capacity as attorney for Sligo Investments Limited and Brio Capital, L.P. pursuant to Section 8.21 of the Facility Agreement (Other Noteholders)

Address	First Floor, 160 Pitt Street Mall, Sydney NSW 2000

Background

A.	The Borrower, the Guarantors, Windfarm (as permitted assignee of PFG) and the Other Noteholders are parties to the Facility Agreement.

B.	The Borrower would like to issue new Convertible Notes to Windfarm on the terms of this deed.

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Operative part

1	Definitions and interpretation

1.1	Definitions

Unless otherwise defined below, terms defined in the Facility Agreement have the same meaning when used in this deed (unless the context requires otherwise). In this deed, unless the context indicates a contrary intention:

Conditions has the meaning given in clause 2(b).

Facility Agreement means the Convertible Note Facility Agreement originally between, among others, the Borrower, the Other Noteholders and PFG dated 30 May 2012, as amended from time to time and most recently pursuant to the second deed of amendment and restatement dated 13 February 2013.

New Convertible Notes means the Convertible Notes issued by the Borrower to Windfarm in accordance with clause 2(a).

PFG means Partners For Growth III, L.P..

1.2	Interpretation

In this deed, unless the context indicates a contrary intention:

(a)	(documents) a reference to this deed or another document includes any document which varies, supplements, replaces, assigns or novates this deed or that other document;

(b)	(references) a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of this deed;

(c)	(headings) clause headings and the table of contents are inserted for convenience only and do not affect interpretation of this deed;

(d)	(person) a reference to a person includes a natural person, corporation, statutory corporation, partnership, the Crown and any other organisation or legal entity and their personal representatives, successors, substitutes (including persons taking by novation) and permitted assigns;

(e)	(party) a reference to a party to a document includes that party’s personal representatives, executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;

(f)	(rights and obligations) a reference to a right or obligation of a party is a reference to a right or obligation of that party under this deed;

(g)	(requirements) a requirement to do any thing includes a requirement to cause that thing to be done, and a requirement not to do any thing includes a requirement to prevent that thing being done;

(h)	(including) including and includes are not words of limitation, and a list of examples is not limited to those items or to items of a similar kind;

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(i)	(corresponding meanings) a word that is derived from a defined word has a corresponding meaning;

(j)	(singular) the singular includes the plural and vice-versa;

(k)	(gender) words importing one gender include all other genders;

(l)	(parts) a reference to one or more things includes each part and all parts of that thing or group of things but nothing in this clause implies that part performance of an obligation constitutes performance of that obligation;

(m)	(rules of construction) neither this deed nor any part of it is to be construed against a party on the basis that the party or its lawyers were responsible for its drafting;

(n)	(time and date) a reference to a time or date in connection with the performance of an obligation by a party is a reference to the time and date in Sydney, Australia;

(o)	(writing) a reference to a notice, consent, request, approval or other communication under this deed or an agreement between the parties means a written notice, request, consent, approval or agreement.

2	Subscription of New Convertible Notes

(a)	Subject to the Conditions, Windfarm agrees to subscribe for a further 95 Convertible Notes to be issued by the Borrower (resulting in a further subscription of USD$950,000 by Windfarm).

(b)	Windfarm must not subscribe for (and the Borrower must not issue) the New Convertible Notes until each of the following conditions precedent (Conditions) are fulfilled (to the satisfaction of Windfarm or waived by Windfarm in its absolute discretion):

(i)	a duly executed counterpart of this deed has been delivered to Windfarm;

(ii)	no Event of Default or Potential Event of Default has occurred or is subsisting under the Facility Documents (or will occur as a result of the issue of the New Convertible Notes);

(iii)	the Other Noteholders have provided a letter of consent to Windfarm in the form of Schedule 2;

(c)	If the Conditions are satisfied or waived in accordance with their terms and Windfarm subscribes for the New Convertible Notes:

(i)	the table in Schedule 3 of the Facility Agreement is deleted and replaced with the table set out in Schedule 3 of this deed; and

(ii)	the Borrower undertakes to procure that the Security will be duly up-stamped by the New South Wales Office of State Revenue within 20 Business Days of the date of subscription of the New Convertible Notes by Windfarm.

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3	Status of New Convertible Notes

The parties agree that:

(a)	the New Convertible Notes will be issued by the Borrower and subscribed by Windfarm pursuant to the Convertible Note Conditions; and

(b)	all references to Convertible Notes in the Facility Agreement shall include the New Convertible Notes (thereby resulting in all obligations, covenants and undertakings that apply with respect to the Convertible Notes in the Facility Agreement similarly applying with respect to the New Convertible Notes), and this includes, without limitation and for the avoidance of doubt, the New Convertible Notes applying to the following matters:

(c)	the issuing of Convertible Note Certificates pursuant to Section 1.10 of the Facility Agreement;

(d)	the representations and warranties in Section 3.17 of the Facility Agreement;

(e)	obtaining shareholder consent in Section 4.9 of the Facility Agreement;

(f)	the NASDAQ listing application in Section 4.11 of the Facility Agreement;

(g)	the piggy-back registration rights in Section 4.12 of the Facility Agreement;

(h)	Redemption occurring under Section 5 of the Facility Agreement (and the parties agree that the Maturity Date with respect of the New Convertible Notes is the same date as the Convertible Notes issued by the Borrower on 30 May 2012); and

(i)	Conversion occurring under Convertible Note Condition 3 (and the parties agree that the Conversion Price for the New Convertible Notes is the same price as the Convertible Notes issued by the Borrower on May 2012).

4	Costs

The Borrower must pay to Windfarm on demand, all costs, charges and expenses of Windfarm in connection with the preparation, execution and performance of this deed and all documents referred to in or contemplated by this deed (in addition to the Borrower’s own costs).

5	Remaining provisions unaffected

5.1	Full force and effect

Except as specifically amended by this deed, the Facility Agreement and all other Facility Documents remain in full force and effect.

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5.2	Amendments not to affect validity

(a)	Each party agrees that the amendments to the Facility Agreement contemplated by this deed do not affect the validity or enforceability of the Facility Agreement or any other Facility Documents to which it is a party.

(b)	Except as expressly provided for in this deed or the Facility Agreement or otherwise agreed by Windfarm in writing, nothing contained in or effected by this deed:

(i)	abrogates, prejudices, diminishes or otherwise adversely affects any power, right, authority, discretion, remedy or obligation of any of the parties under the Facility Agreement or the Facility Documents arising before the date of this deed; or

(ii)	discharges, releases or otherwise affects any liability or obligation arising under the Facility Agreement or the Facility Documents before the date of this deed.

6	Affirmation

The Obligors represent and warrant at the date of this deed that:

(a)	all their representations and warranties in the Facility Agreement and the Facility Documents are true and correct and not misleading in any respect; and

(b)	no Event of Default or Potential Event of Default subsists or will result from clause 2 taking effect.

7	Facility Document

This deed is a Facility Document.

8	Counterparts

This deed may be executed in any number of counterparts. All counterparts taken together constitute one instrument.

9	Attorneys

Each person who executes this deed on behalf of a party under a power of attune warrants that he or she has no notice of the revocation of that power or any fact or circumstance that might affect his or her authority to execute this deed under that power.

10	Governing law and jurisdiction

(a)	The laws applicable in New South Wales govern this deed.

(b)	The parties submit to the non-exclusive jurisdiction of the courts of New South Wales and any courts competent to hear appeals from those courts.

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Executed as a Deed

Executed by Wind Farm Financing Pty Limited ACN 165 836 760 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) ) )
/s/ Wind Farm Financing Pty Limited
Signature of Director		Signature of Director/Secretary

Name of Director (print)		Name of Director/Secretary (print)

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Executed by CBD Energy Limited ACN 010 966 793 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) )

/s/ CBD Energy Limited
Signature of director		Signature of director/company secretary

Name (print)		Name (print)

Executed by CBD Labs Pty Ltd ACN 130 054 625 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) )

/s/ CBD Labs Pty Ltd
Signature of director		Signature of director/company secretary

Name (print)		Name (print)

Executed by CBD Solar Pty Ltd ACN 145 810 126 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) )

/s/ CBD Solar Pty Ltd
Signature of director		Signature of director/company secretary

Name (print)		Name (print)

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Executed by Chatham Island Wind Limited NZCN 2314725 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) )

/s/ Chatham Island Wind Limited
Signature of director		Signature of director/company secretary

Name (print)		Name (print)

Executed by Eco-Kinetics Energy Systems Pty Ltd ACN 127 110 356 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) )

/s/ Eco-Kinetics Energy Systems Pty Ltd
Signature of director		Signature of director/company secretary

Name (print)		Name (print)

Executed by Eco-Kinetics Group Pty Ltd ACN 139 606 072 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) )

/s/ Eco-Kinetics Group Pty Ltd
Signature of director		Signature of director/company secretary

Name (print)		Name (print)

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Executed by Eco-Kinetics Pty Ltd ACN 123 950 256 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) )

/s/ Eco-Kinetics Pty Ltd
Signature of director		Signature of director/company secretary

Name (print)		Name (print)

Executed by Parmac Air-conditioning & Mechanical Services Pty Ltd ACN 066 288 202 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) )

/s/ Parmac Air-conditioning & Mechanical Services Pty Ltd
Signature of director		Signature of director/company secretary

Name (print)		Name (print)

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